AMENDMENT NO. 2

                                to that certain

                          SECOND AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

     This AMENDMENT NO. 2 (this "Amendment"), dated as of March 31, 1999, is by and among (a) TRICO MARINE OPERATORS, INC. ("Marine Operators"), TRICO MARINE ASSETS, INC. ("Marine Assets") (each of Marine Operators and Marine Assets is referred to herein as a "Borrower" and collectively as the "Borrowers"), (b) TRICO MARINE SERVICES, INC. (the "Parent"), (c) BANKBOSTON, N.A. and the other lending institutions party to the Credit Agreement referred to below (collectively, the "Banks"), and (d) BANKBOSTON, N.A. as agent for the Banks (the "Agent").

     WHEREAS, the Borrowers, the Parent, the Banks and the Agent are parties to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 13, 1998 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks and the Agent upon certain terms and conditions, have agreed to make loans and to otherwise extend credit to the Borrowers; and

     WHEREAS, the Borrowers and the Parent have requested that the Banks and the Agent agree to amend certain provisions of the Credit Agreement; and

     WHEREAS, the Banks and the Agent have agreed, subject to the satisfaction of the conditions precedent set forth herein, to so amend the Credit Agreement; and

     WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     NOW, THEREFORE, the Borrowers, the Parent, the Banks and the Agent hereby agree as follows:

     <section>1.   AMENDMENTS   TO  THE  CREDIT  AGREEMENT.   Subject  to   the
satisfaction of the conditions precedent set forth in <section>4 hereof, the Credit Agreement is hereby amended as follows:

<section>1.1 DEFINITIONS.

(a) The definition of "Applicable Margin" set forth in <section>1.1 of the Credit Agreement is hereby amended by deleting the table set forth in such definition and substituting in lieu thereof the following new table:

                                             BASE         EUROCURRENCY
LEVEL        LEVERAGE RATIO               RATE LOANS       RATE LOANS
  I     Greater than 4.00 to 1.00            0.75%           2.50%
  II    Less than or equal to 4.00 to        0.50%           1.50%
        1.00

     (b) The definition of "Commitment Fee Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the table set forth in such definition and substituting in lieu thereof the following new table:


LEVEL            LEVERAGE RATIO                 COMMITMENT  FEE
  I       Greater than 4.00 to 1.00                  0.50%
  II      Less than or equal to 4.00 to 1.00         0.50%

     (c) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Available Commitment" set forth therein in its entirety.

     <section>1.2  COMMITMENT TO LEND.  Section 2.1 of the Credit Agreement  is
hereby amended by deleting the words "Available Commitment" occurring in the twelfth line thereof and substituting in lieu thereof the words "Total Commitment".

     <section>1.3. MANDATORY REPAYMENTS  OF  LOANS.  Section 2.13 of the Credit
Agreement is hereby amended by deleting the words "Available Commitment" occurring in the third line thereof and substituting in lieu thereof the words "Total Commitment".

     <section>1.4. COMMITMENT TO ISSUE LETTERS  OF  CREDIT.   Section 3.1.1. of
the Credit Agreement is hereby amended by deleting the words "Available Commitment" occurring in the seventeenth line thereof and substituting in lieu thereof the words "Total Commitment".

     <section>1.5.  LEVERAGE  RATIO.  Section  10.2 of  the  Credit Agreement is
hereby amended by deleting the table set forth in such section and substituting in lieu thereof the following new table:


PERIOD                          LEVERAGE RATIO
10/1/98 through                 4.10:1.0
12/31/98

1/1/99 through
3/31/99                         5.50:1.0

4/1/99 through
6/30/99                         5.90:1.0

7/1/99 through
9/30/99                         6.00:1.0

10/1/99 through                 5.90:1.0
12/31/99

1/1/00  through
6/30/00                         5.50:1.0

7/1/00  through
12/31/00                        4.75:1.0

1/1/01 and at all times
thereafter                      3.50:1.0

     <section>1.6.  Minimum Mortgaged Vessel Value.  Section 10.4 of the Credit
Agreement is hereby amended by deleting the percentage "175%" set forth in the sixth line thereof and substituting in lieu thereof the percentage "200%".

     <section>1.7.  Schedule 1.1.   The  Credit  Agreement  is  hereby  further
amended by deleting Schedule  1.1  thereto  and  substituting  in  lieu thereof
Schedule 1.1 attached hereto.

     <section>2.  Representations and Warranties.  The Parent and each  of  the
Borrowers jointly and severally represent and warrant to the Banks and the Agent as follows:

           (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Parent and the Borrowers contained in the Credit Agreement, each as amended by this Amendment, (a) were true and correct in all material respects when made, and (b) except to the extent such representations and warranties by their terms are made solely as of a prior date, continue to be true and correct in all material respects on the date hereof.

           (b) Authority, Etc. The execution and delivery by the Borrowers and the Parent of this Amendment and the performance by the Borrowers and the Parent of all of their agreements and obligations under this Amendment (i) are within the corporate authority of each of the Borrowers and the Parent, (ii) have been duly authorized by all necessary corporate proceedings by each of the Borrowers and the Parent, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either of the Borrowers or the Parent is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers or the Parent, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, either of the Borrowers or the Parent.

           (c) Enforceability of Obligations. This Amendment, and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of each of the Borrowers and the Parent enforceable against each such Person in accordance with their respective terms. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

           (d) Receipt of Equity Proceeds. The Parent has received from the sale of its common stock equity interests gross proceeds of not less than $25,000,000, less commissions, fees, and expenses directly associated with such sale.

     <section>3.  Affirmation  of  Borrowers  and the Parent. (a)  Each of  the
Borrowers hereby affirms its absolute and unconditional promise to pay to each Bank and the Agent such Borrower's respective Obligations due under the Notes, the Credit Agreement as amended hereby, and the other Loan Documents, at the times and in the amounts provided for therein. Each of the Borrowers confirms and agrees that (i) the obligations of the Borrowers to the Banks and the Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term "Credit Agreement" in the Security Documents shall hereafter refer to the Credit Agreement as amended hereby.

           (b) The Parent hereby acknowledges that it has read and is aware of the provisions of this Amendment. The Parent hereby reaffirms its absolute and unconditional guaranty of the Borrowers' payment and performance of their obligations to the Banks and the Agent under the Credit Agreement as amended hereby. The Parent hereby confirms and agrees that all references in the Guaranties to the term "Credit Agreement" shall hereafter refer to the Credit Agreement as amended hereby.

     <section>4.  Conditions  to Effectiveness.   Subject  to  the  immediately
succeeding sentence, this Amendment shall be effective as of the date hereof; provided that <section><section>1.1(a), 1.1(b), and 1.6 hereof shall be effective as of May __, 1999. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (each of the following to be in form and substance satisfactory to the Agent):

     (i) receipt by the Agent of an original counterpart signature to this Amendment, duly executed and delivered by the Borrowers, the Parent, the Banks and the Agent;

     (ii) receipt by the Agent of appropriate corporate authority documentation for the Borrowers and the Parent, including copies (to the extent not already furnished to the Agent) of each such Person's organizational documents, bylaws, if any, and resolutions authorizing the transactions contemplated by this Amendment;

     (iii) receipt by the Agent, for the pro rata account of each Bank, of an amendment fee in an amount for each such Bank equal to one-eighth of one percent (0.125%) of such Bank's Commitment;

     (iv) the representations and warranties of the Parent and each of the Borrowers set forth in Section 2 hereof shall be true and correct in all material respects; and

     (v) payment by the Borrowers of all outstanding legal, appraisal, and out-of-pocket fees and expenses of the Agent and the Agent's special counsel, including any prior expenses which have not yet been paid.

     <section>5. Miscellaneous Provisions.  (a)  Except  as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

     (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (d) Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     (e) The Borrowers hereby jointly and severally agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal as of the date first written above.

                                                TRICO MARINE OPERATORS, INC.


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                TRICO MARINE ASSETS, INC.


                                                By:___________________________
                                                    Name:
                                                    Title:

                                                TRICO MARINE SERVICES, INC.


                                                By:___________________________
                                                    Name:
                                                    Title:


                                                BANKBOSTON, N.A., individually
                                                   and as Agent


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                BNY FINANCIAL CORPORATION


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                BANK OF SCOTLAND


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                CHRISTIANIA BANK OG KREDITKASSE
                                                 ASA, NEW YORK BRANCH


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                By:____________________________
                                                    Name:
                                                    Title:


                                                FIRST UNION NATIONAL BANK (as
                                                successor to CORESTATES BANK,
                                                N.A.)


                                                By:____________________________
                                                    Name:
                                                    Title:


                                                CREDIT LYONNAIS NEW YORK BRANCH


                                                By:____________________________
                                                    Name:
                                                    Title:


                                               BANK ONE, LOUISIANA, NA (as
                                               successor to FIRST NATIONAL BANK
                                               OF COMMERCE)


                                                By:____________________________
                                                    Name:
                                                    Title:


                                                THE FUJI BANK, LIMITED


                                                By:____________________________
                                                    Name:
                                                    Title:


                                                HIBERNIA NATIONAL BANK


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                MEESPIERSON CAPITAL CORP.


                                                By:____________________________
                                                    Name:
                                                    Title:

                                                By:____________________________
                                                    Name:
                                                    Title:


                                                WELLS FARGO BANK (TEXAS) N. A.


                                                By:____________________________
                                                    Name:
                                                    Title: